Exhibit 10.1

Amendment to the Share Exchange Agreement

Amendment No. 1 to the Share Exchange Agreement, dated as of June 27, 2024 (the “Amendment”), between The Coretec Group, Inc., an Oklahoma corporation (“Parent”), Core Optics, LLC, a Virginia limited liability company (the “Company”), Core Optics Co., Ltd., a Republic of Korea corporation (“Operating Subsidiary”) and Core SS LLC, a Virginia limited liability company (the “Member” and together with the Parent, Company and the Operating Subsidiary, the “Parties,” and each, a “Party”).

WHEREAS, the Parties have entered into the Share Exchange Agreement, dated March 1, 2024 (the “Existing Agreement”); and

WHEREAS, the Parties desire to amend the Existing Agreement to amend and supplement certain terms, subject to the conditions set forth herein.

NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1.            Definitions. Capitalized terms used and not defined in this Amendment have the respective meanings assigned to them in the Existing Agreement.

2.            Amendments to the Existing Agreement. As of the Effective Date (as defined in Section 3), the Existing Agreement is hereby amended or modified as follows:

(a)       Section 1.1 “Terms of the Exchange” of the Existing Agreement is hereby deleted in its entirety and replaced with the following:

Terms of the Exchange. At the Closing, the Member shall sell, transfer, convey, assign and deliver to the Parent its Membership Interests, representing all outstanding Membership Interests (which shall constitute all of the issued and outstanding membership interest of the Member), free and clear of all Liens, and, in exchange and consideration therefor, the Parent will transfer, convey, assign, and deliver an aggregate of Ten Million (10,000,000) shares of the Parent Preferred Stock and shares of the Parent Common Stock to the Member or to the Member’s designees in the amounts as set forth on Schedule 1.1. These amounts shall be adjusted, as necessary, to ensure that the Member and/or its designee(s) shall collectively hold no less than 80% of the Parent Common Stock on a fully diluted basis, immediately prior to closing and after giving effect to their issuance and any other issuances required, in connection with or, concurrently with the closing (the “Exchange Consideration”). The Parent Preferred Stock may only be converted to the extent that the Parent has adequate shares of un-reserved Parent Common Stock available for issuance.

(b)       Section 9.3 of the Existing Agreement is hereby amended by inserting at the end of such Section the following new sub-sections:

“9.3(p): Waiver by Series A Preferred Stock Holders. Prior to or as of the Closing Date, the Parent shall have received an enforceable waiver of the Series A Preferred Stock holders that waives, declines or otherwise forgives any dividend rights and any rights or preferences to which the Series A Preferred Stock holders may be entitled after giving effect to the Exchange.”

“9.3(q): Cancellation or waiver of fundamental transaction cash payment terms. Prior to or as of the Closing Date, the Parent shall have obtained the cancellation or waiver, in form and substance satisfactory to the Company, of all outstanding securities of the Parent that include fundamental transaction cash payment terms. Such cancellation or waiver shall be effective as of the Closing Date and shall include a release of all claims against the Parent related to such securities.”

“9.3(r) Settlement of all accounts. Prior to or as of the Closing Date, the Parent shall have either (i) paid in full all accounts payable and accrued expenses existing as of the Closing Date and payable in connection with the Closing (including the Parent’s legal fees in connection with the transactions set forth herein), or (ii) converted such accounts payable and accrued expenses into shares of common stock of the Parent.”

“9.3(s) Mandatory conversion of all accrued interest on outstanding note. Prior to or as of the Closing Date, the Parent shall have mandatorily converted all accrued interest on the DAF Note, into shares of common stock of the Parent.”

“9.3(t) Conversion of the DAF Note. Prior to or as of the Closing Date, the Parent shall have amended or supplemented the DAF Note in order to require automatic and mandatory conversion of all outstanding principal to Common Stock concurrently with the Closing.

(c)       Section 10.1 of the Existing agreement is hereby amended by deleting the words “June 30, 2024” from the sentence “As used herein, the “Final Date” shall be June 30, 2024,” and substituting in lieu thereof the words “July 31, 2024”.

(d)       The definition of “Exchange Consideration” now appearing in Exhibit A of the Existing Agreement, is hereby amended to substitute the definition as per Section 2(a) of this Amendment.

(e)       Exhibit A of the Existing Agreement is hereby amended by inserting the following new definition in the appropriate alphabetical order:

“DAF Note” shall mean the outstanding promissory note issued by the Parent to Diversified Alpha Fund of Navigator Global Fund Manager Platform SPC, pursuant to that certain Credit Agreement dated October 4, 2019.

3.            Date of Effectiveness; Limited Effect. This Amendment will become effective on the date first written above (the “Effective Date”). Except as expressly provided in this Amendment, all of the terms and provisions of the Existing Agreement are and will remain in full force and effect and are hereby ratified and confirmed by the Parties. Without limiting the generality of the foregoing, the amendments contained herein will not be construed as an amendment to or waiver of any other provision of the Existing Agreement or as a waiver of or consent to any further or future action on the part of either Party that would require the waiver or consent of the other Party. On and after the Effective Date, each reference in the Existing Agreement to “this Agreement,” “the Agreement,” “hereunder,” “hereof,” “herein,” or words of like import, and each reference to the Existing Agreement in any other agreements, documents, or instruments executed and delivered pursuant to, or in connection with, the Existing Agreement, will mean and be a reference to the Existing Agreement as amended by this Amendment.

4.            Representations and Warranties. Each Party hereby represents and warrants to the other Party that:

(a)       It has the full right, power, and authority to enter into this Amendment and to perform its obligations hereunder and under the Existing Agreement as amended by this Amendment.

(b)       The execution of this Amendment by the individual whose signature is set forth at the end of this Amendment on behalf of such Party, and the delivery of this Amendment by such Party, have been duly authorized by all necessary action on the part of such Party.

(c)       This Amendment has been executed and delivered by such Party and (assuming due authorization, execution, and delivery by the other Party) constitutes the legal, valid, and binding obligation of such Party, enforceable against such Party in accordance with its terms.

5.            Miscellaneous.

(a)       This Amendment is governed by and construed in accordance with the laws of the State of New York, without regard to the conflict of laws provisions of such State.

(b)       This Amendment shall inure to the benefit of and be binding upon each of the Parties and each of their respective successors and permitted assigns.

(c)       The headings in this Amendment are for reference only and do not affect the interpretation of this Amendment.

(d)       This Amendment may be executed in counterparts, each of which is deemed an original, but all of which constitute one and the same agreement.

(e)       This Amendment constitutes the sole and entire agreement between the Parties with respect to the subject matter contained herein, and supersedes all prior and contemporaneous understandings, agreements, representations, and warranties, both written and oral, with respect to such subject matter.

(f)       Each Party shall pay its own costs and expenses in connection with this Amendment (including the fees and expenses of its advisors, accountants, and legal counsel).

[signature page follows]

IN WITNESS WHEREOF, each of the Parties have executed or caused this Amendment to be executed as of the date first written above.

PARENT:
THE CORETEC GROUP, INC.
By:

Name:	Matthew Kappers

Title:	Chief Executive Officer

COMPANY:
CORE OPTICS LLC
By:

Name:	David Lee

Title:	Managing Director

MEMBER:
CORE SS, LLC
By:

Name:	Roberto H. Kim (Ho Seok Kim)

Title:	Managing Director

OPERATING SUBSIDIARY:
CORE OPTICS CO., LTD.
By:

Name:	Seon Kee Kim

Title:	Chief Executive Officer